FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

      FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE SECOND
                                QUARTER OF 2017

Jacksonville, Fla., Aug. 03, 2017 (GLOBE NEWSWIRE) -- FRP Holdings, Inc. (NASDAQ-FRPH)

Second Quarter Consolidated Results of Operations.

Net income for the second quarter of 2017 was $1,713,000 or $.17 per share versus $774,000 or $.08 per share in the same period last year. The increase is a result of a $2,000,000 environmental remediation expense during the same quarter last year offset by a $620,000 increase this year in equity in loss of joint ventures, primarily as a result of expenses and depreciation during the lease up of Phase I (Dock 79) of RiverFront. Total revenues were $9,360,000, up 1.3%, versus the same period last year. Consolidated total operating profit was up 102.7% as a result of the prior year's $2,000,000 environmental remediation expense.

Second Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $7,194,000, up $267,000 or 3.9%, over the same period last year. Net Operating Income (NOI) in this segment for the second quarter was $5,412,000, compared to $5,485,000 in the same period last year, a decrease of 1.3%. That revenue increased while NOI decreased is primarily the result of an increase in reimbursable and non-reimbursable expenses. The reimbursable expenses increased revenue without increasing NOI, and the non-reimbursable expenses did nothing for revenue and adversely affected NOI. We ended the second quarter with total occupied square feet of 3,459,473 versus 3,319,891 at the end of the same period last year, an increase of 4.2% or 139,582 square feet. Our overall occupancy rate was 86.8%.

Depreciation and amortization expense increased primarily because of the completion of a 79,550 square foot warehouse at Hollander Business Park in April 2016 and a 103,448 square foot warehouse at Patriot Business Center in April of 2017.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,833,000, a decrease of 11%, versus $2,059,000 in the same period last year. This drop is due to $179,000 decrease in royalties at our Manassas, Va. quarry, a $74,000 decrease in royalties at our Tyrone, Ga. location, as well as a $67,000 decrease in royalties at our Lake Sand, Fl. location. Royalties are down in Manassas because of Vulcan's mining a portion of the quarry not owned by the Company for two months this quarter. Vulcan should return to our portion for the remainder of the year. Royalties were down in Tyrone compared to last year because of excessive rainfall. As stated last quarter, royalties have fallen off in Lake Sand as a consequence of Vulcan having fully depleted our proven reserves there. Further capital expenditures would be required by our tenant to change their mining plan at Lake Sand and realize more than three million tons of possible reserves, which we do not anticipate any time soon. Total operating profit in this segment was $1,673,000, a decrease of $215,000 versus $1,888,000 in the same period last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
  * Our new spec building at Patriot Business Center was placed in service this quarter in April and is currently 49.9% occupied and 83.0% leased. It will be 100% leased and occupied in the third quarter
  * In February, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. After formal publishing of the record and a 35 day appeal period we anticipate formal approval in the third quarter of this calendar year
  * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, Md

Finally, it has been nearly a year since we placed Dock 79 and its 305 residential units "in service." As of June 30, the residential units were 88.20% occupied and 92.46% leased, while retail units remain 80.0% leased with just one space remaining. The project is currently above pro forma in effective rents and leasing absorption with residential stabilization achieved in the third quarter of 2017. However, because of operating losses and depreciation during the lease up of Phase I (Dock 79) of RiverFront on the Anacostia this quarter, equity in loss of joint ventures was $806,000 (including a loss of $10,000 in the Brooksville Joint Venture).

First Six Months Consolidated Results of Operations.

Net income for the first six months of 2017 was $3,156,000 or $.32 per share versus $2,594,000 or $.26 per share in the first six months last year. The increase is a result of a prior year $2,000,000 remediation expense offset by a $1,305,000 increase this year in equity in loss of joint ventures, primarily as a result of expenses and depreciation during the lease up of Phase I (Dock
79) of RiverFront. Total revenues were $18,682,000, down 0.9%, versus the first six months last year. Consolidated total operating profit was up 35%.

First Six Months Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $14,479,000, down $22,000 or 0.2%, over the first six months last year. The decrease in revenue is primarily due to lower snow removal reimbursements during the first quarter as a result of a milder 2017 winter. Given its nature as a reimbursement, snow removal is largely a pass through expense, and expenses were down a like amount. Net Operating Income in this segment for the first six months of 2017 was $11,101,000, compared to $10,927,000 in the first six months of 2016, an increase of 1.6%.

Depreciation and amortization expense increased primarily because of the purchase of the Gilroy Center in Baltimore County in July of 2016 and the completion of a 79,550 square foot warehouse at Hollander Business Park in April 2016 and a 103,448 square foot warehouse at Patriot Business Center in April of 2017.

Corporate expense increased due to a first quarter stock option modification expense of $191,000 and increased internal and external audit expense incurred as a result of the conversion from the previous fiscal year (ending September
30) to one that follows the calendar year.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $3,595,000, a decrease of 6.3%, versus $3,837,000 in the first six months last year. This drop is largely due to a $133,000 decrease in royalties at our Manassas, Va. location, a $130,000 decrease at our Tyrone, Ga. location, and a $156,000 decrease in royalties at our Lake Sand, Fl. location. Royalties are down in Manassas because of Vulcan's mining a portion of the quarry not owned by the Company for two months this past quarter. Vulcan should return to our portion for the remainder of the year. Royalties were down in Tyrone compared to last year because of excessive rainfall this past quarter. As stated last quarter, royalties have fallen off in Lake Sand as a consequence of Vulcan having fully depleted our proven reserves there. Further capital expenditures would be required by our tenant to change their mining plan at Lake Sand and realize more than three million tons of possible reserves, which we do not anticipate any time soon. Total operating profit in this segment was $3,232,000, a decrease of $230,000 versus $3,462,000 in the first six months last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
  * Our new spec building at Patriot Business Center was placed in service this quarter in April and is currently 49.9% occupied and 83.0% leased. It will be 100% leased and occupied in the third quarter
  * In February, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. After formal publishing of the record and a 35 day appeal period we anticipate formal approval in the third quarter of this calendar year

  * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, Md
  * During the first quarter, we completed construction of the bulkhead at our 664E property on the Anacostia ahead of schedule and under budget.

Finally, it has been nearly a year since we placed Dock 79 and its 305 residential units "in service." As of June 30, the residential units were 88.20% occupied and 92.46% leased, while retail units remain 80.0% leased with just one space remaining. The project is currently above pro forma in effective rents and leasing absorption with residential stabilization achieved in the third quarter of 2017. However, because of operating losses and depreciation during the lease up of Phase I (Dock 79) of RiverFront on the Anacostia this quarter, equity in loss of joint ventures was $1,577,000 (including a loss of $19,000 in the Brooksville Joint Venture).

Potential REIT Conversion

Whether through strategic acquisitions, organic growth, joint ventures, or putting our non-income producing land to work, our constant aim is to create and grow shareholder value. To that end, we have for some time explored the possibility of converting this company into a Real Estate Investment Trust
(REIT), with the idea that this may be a more efficient structure given the nature of our business. Though no final decision has been made, in order to have the option to convert to a REIT in 2017, the board has already elected to change from our previous fiscal year (ending September 30), to a fiscal year that follows the calendar year as is required of a REIT. This change went into effect January 1, 2017 and will require one-time additional auditing expenses of $120,000 which will be reflected in 2017. Thus, this past quarter, and every quarter ended June 30 will now be the second quarter of our fiscal year. Finally, consistent with having the option to elect REIT status, we have contributed our mining reserves into a wholly owned subsidiary. Because the parent company still retains control of the land itself, the portion of the mining royalties' income that is not attributable to the reserves, but instead more closely resembles ground rents, will be retained by the parent company and will qualify as "REIT-able" income. The subsidiary will receive only the income attributable to the reserves it now controls. This structure is intended to assure that we will meet the asset and income tests applicable to REITs. These preliminary steps will not have a material impact on our operations if the Company does not elect REIT status.

Summary and Outlook

As mentioned last quarter, we were informed by Vulcan Materials Company that Lee County issued Vulcan a Mine Operating Permit (MOP) for our section of their operations in Ft. Myers, the last of the permits required to begin mining this property. This action is the culmination of over twenty years of work to get this property fully entitled and allows Vulcan to begin production immediately. Vulcan has now begun mining at this location. While production in our third quarter will be offset by prepaid royalties, going forward, Vulcan's ability finally to realize the reserves at this site should positively impact revenue and income as it creates an opportunity to collect more than the minimums from this location.

During the remainder of this year, we expect to reach residential stabilization of Phase I (Dock 79) of RiverFront on the Anacostia and continue pre-development activities for Phase II with the expectation that we will break ground in the last quarter of this year or the first quarter of 2018. Our biggest decision this year will be whether or not to convert this company into a Real Estate Investment Trust. As mentioned previously, we have taken steps to ensure that we at least have the option. Any changes in the federal tax code will factor into our analysis of the costs and benefits of REIT status.

Subsequent Events

The occupancy of the residential units of our Riverfront Holdings I, LLC joint venture exceeded 90% in July 2017. The result of this is that FRP has one year to elect to have the property sold or to cause a "Conversion". The "Conversion" assumes a sales value, calculates the distributions under our agreement with MRP and changes the ownership going forward based on MRP's development incentives. The stabilization and resulting FRP election represent a change in control of the joint venture from MRP to FRP. Accordingly, under the accounting rules FRP will be considered the primary beneficiary of this joint venture and we will consolidate the results of the joint venture at current fair value in our financial statements effective July 2017. This consolidation will have a material impact on our financial statements.

Conference Call.

The Company will host a conference call on Thursday, August 3, 2017 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-877-804-1916 (pass code 38477) within the United States. International callers may dial 1-334-323-7224 (pass code 38477). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp080317. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp080317.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 27374141. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to, levels of construction activity in the markets served by our mining properties, demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area, our ability to obtain zoning and entitlements necessary for property development, the impact of lending and capital market conditions on our liquidity, our ability to finance projects or repay our debt, general real estate investment and development risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, environmental liabilities, inflation risks, cybersecurity risks, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. In addition, if we elect REIT status these risk factors also would include our ability to qualify or to remain qualified as a

REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) warehouse/office building ownership, leasing and management,
(ii) mining royalty land ownership and leasing and (iii) land acquisition, entitlement and development primarily for future warehouse/office or residential building construction.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                      JUNE 30,                JUNE 30,
                                  2017       2016         2017       2016
                                 ------     ------       ------     ------

Revenues:
  Rental revenue               $  6,222      6,082       12,505     12,171
  Mining Royalty and rents        1,809      2,033        3,548      3,789
  Revenue - reimbursements        1,329      1,128        2,629      2,898
                                 ------     ------       ------     ------
Total Revenues                    9,360      9,243       18,682     18,858

Cost of operations:
  Depreciation, depletion
    and amortization              2,202      2,066        4,261      3,995
  Operating expenses              1,002        974        2,003      2,505
  Environmental
    remediation expense               -      2,000            -      2,000
  Property taxes                  1,129      1,128        2,191      2,270
  Management company indirect       475        425          944        921
  Corporate expenses                566        684        1,893      1,692
                                 ------     ------       ------     ------
Total cost of operations          5,374      7,277       11,292     13,383

Total operating profit            3,986      1,966        7,390      5,475

Interest income                       -          -            -          1
Interest expense                   (371)      (392)        (619)      (807)
Equity in loss
  of joint ventures                (806)      (186)      (1,577)      (272)
Gain (Loss) on
  investment land sold                -       (109)           -       (109)
                                 ------     ------       ------     ------

Income before income taxes        2,809      1,279        5,194      4,288
Provision for income taxes        1,096        505        2,038      1,694
                                 ------     ------       ------     ------

Net income                     $  1,713        774        3,156      2,594
                                 ======     ======       ======     ======

Earnings per common share:
  Basic                        $   0.17       0.08         0.32       0.26
  Diluted                      $   0.17       0.08         0.32       0.26

Number of shares (in
thousands) used in computing:
  -basic earnings
   per common share               9,965      9,864        9,948      9,858
  -diluted earnings
   per common share              10,038      9,907       10,019      9,900

Asset Management Segment:
------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  6,008     83.5%   $  5,952     85.9%   $     56      0.9%
Revenue-reimbursements                        1,186     16.5%        975     14.1%        211     21.6%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 7,194    100.0%      6,927    100.0%        267      3.9%

Depreciation, depletion and amortization      2,057     28.6%      1,985     28.7%         72      3.6%
Operating expenses                              923     12.8%        774     11.2%        149     19.3%
Property taxes                                  788     10.9%        668      9.6%        120     18.0%
Management company indirect                     192      2.7%        182      2.6%         10      5.5%
Corporate expense                               321      4.5%        354      5.1%        (33)    -9.3%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,281     59.5%      3,963     57.2%        318      8.0%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  2,913     40.5%   $  2,964     42.8%   $    (51)    -1.7%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  1,809     98.7%      2,035     98.8%
Revenue-reimbursements                           24      1.3%         24      1.2%
                                           --------   -------   --------   -------

Total revenue                                 1,833    100.0%      2,059    100.0%

Depreciation, depletion and amortization         35      1.9%         15      0.7%
Operating expenses                               39      2.1%         45      2.2%
Property taxes                                   58      3.2%         59      2.9%
Corporate expense                                28      1.5%         52      2.5%
                                           --------   -------   --------   -------

Cost of operations                              160      8.7%        171      8.3%
                                           --------   -------   --------   -------

Operating profit                           $  1,673     91.3%   $  1,888     91.7%
                                           ========   =======   ========   =======

Land Development and Construction Segment:
-----------------------------------------
                                                 Three months Ended June 30
                                           --------------------------------------
(dollars in thousands)                       2017           2016          Change
                                           --------       --------       --------
Rental revenue                             $    214            130             84
Royalty and rents                                 -             (2)             2
Revenue-reimbursements                          119            129            (10)
                                           --------       --------       --------

Total revenue                                   333            257             76

Depreciation, depletion and amortization        110             66             44
Operating expenses                               40            155           (115)
Environmental remediation expense                 -          2,000         (2,000)
Property taxes                                  283            401           (118)
Management company indirect                     283            243             40
Corporate expense                               217            278            (61)
                                           --------       --------       --------

Cost of operations                              933          3,143         (2,210)
                                           --------       --------       --------

Operating loss                             $   (600)        (2,886)         2,286
                                           ========       ========       ========

Asset Management Segment:
------------------------
                                                  Six months Ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 12,111     83.6%   $ 11,910     82.1%   $    201      1.7%
Revenue-reimbursements                        2,368     16.4%      2,591     17.9%       (223)    -8.6%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                14,479    100.0%     14,501    100.0%        (22)    -0.2%

Depreciation, depletion and amortization      4,022     27.8%      3,820     26.3%        202      5.3%
Operating expenses                            1,818     12.6%      2,204     15.2%       (386)   -17.5%
Property taxes                                1,525     10.5%      1,330      9.2%        195     14.7%
Management company indirect                     379      2.6%        406      2.8%        (27)    -6.7%
Corporate expense                             1,074      7.4%        874      6.0%        200     22.9%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            8,818     60.9%      8,634     59.5%        184      2.1%

Operating profit                           $  5,661     39.1%   $  5,867     40.5%   $   (206)    -3.5%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                                   Six months Ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  3,548     98.7%      3,791     98.8%
Revenue-reimbursements                           47      1.3%         46      1.2%
                                           --------   -------   --------   -------

Total revenue                                 3,595    100.0%      3,837    100.0%

Depreciation, depletion and amortization         74      2.1%         46      1.2%
Operating expenses                               78      2.2%         84      2.2%
Property taxes                                  117      3.2%        118      3.1%
Corporate expense                                94      2.6%        127      3.3%
                                           --------   -------   --------   -------

Cost of operations                              363     10.1%        375      9.8%
                                           --------   -------   --------   -------

Operating profit                           $  3,232     89.9%   $  3,462     90.2%
                                           ========   =======   ========   =======

Land Development and Construction Segment:
-----------------------------------------
                                                   Six months ended June 30
                                           --------------------------------------
(dollars in thousands)                       2017           2016          Change
                                           --------       --------       --------
Rental revenue                             $    394            261            133
Royalty and rents                                 -             (2)             2
Revenue-reimbursements                          214            261            (47)
                                           --------       --------       --------

Total revenue                                   608            520             88

Depreciation, depletion and amortization        165            129             36
Operating expenses                              107            217           (110)
Environmental remediation expense                 -          2,000         (2,000)
Property taxes                                  549            822           (273)
Management company indirect                     565            515             50
Corporate expense                               725            691             34
                                           --------       --------       --------

Cost of operations                            2,111          4,374         (2,263)
                                           --------       --------       --------

Operating loss                             $ (1,503)        (3,854)         2,351
                                           ========       ========       ========

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report is net operating income
(NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Net Operating Income Reconciliation
Three months ending 06/30/17 ($ in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,552           (853)         1,014          1,713
Income Tax Allocation                           990           (543)           649          1,096
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         2,542         (1,396)         1,663          2,809

Less:
  Lease intangible rents                          1              -
  Unrealized rents                               70              -
Plus:
  Equity in loss of Joint Venture                 -            796
  Interest Expense                              371              -
  Depreciation/Amortization                   2,057            110
  Management Co. Indirect                       192            283
  Allocated Corporate Expenses                  321            217
                                         ----------     ----------

Net Operating Income (loss)                   5,412             10


Net Operating Income Reconciliation
Three months ended 06/30/16 ($ in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,556         (1,927)         1,145            774
Income Tax Allocation                         1,016         (1,259)           748            505
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         2,572         (3,186)         1,893          1,279

Less:
  Lease intangible rents                          5              -
Plus:
  Unrealized rents                                5              -
  Equity in loss of Joint Venture                 -            176
  Loss on investment land sold                    -            124
  Interest Expense                              392              -
  Depreciation/Amortization                   1,985             66
  Management Co. Indirect                       182            243
  Allocated Corporate Expenses                  354            278
                                         ----------     ----------

Net Operating Income (loss)                   5,485         (2,299)


Net Operating Income Reconciliation
Six months ending 06/30/17 ($ in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      3,064         (1,860)         1,952          3,156
Income Tax Allocation                         1,978         (1,201)         1,261          2,038
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         5,042         (3,061)         3,213          5,194

Less:
  Lease intangible rents                          4              -
  Unrealized rents                               31              -
Plus:
  Equity in loss of Joint Venture                 -          1,558
  Interest Expense                              619              -
  Depreciation/Amortization                   4,022            165
  Management Co. Indirect                       379            565
  Allocated Corporate Expenses                1,074            725
                                         ----------     ----------

Net Operating Income (loss)                  11,101            (48)


Net Operating Income Reconciliation
Six months ended 06/30/16 ($ in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      3,061         (2,558)         2,091          2,594
Income Tax Allocation                         1,999         (1,669)         1,364          1,694
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         5,060         (4,227)         3,455          4,288

Less:
  Lease intangible rents                          9              -
  Other Income                                    -              1
  Unrealized rents                               31              -
Plus:
  Equity in loss of Joint Venture                 -            251
  Loss on investment land sold                    -            124
  Interest Expense                              807              -
  Depreciation/Amortization                   3,820            129
  Management Co. Indirect                       406            515
  Allocated Corporate Expenses                  874            691
                                         ----------     ----------

Net Operating Income (loss)                  10,927         (2,518)
